Exhibit 99.1

Paramount Announces Third Quarter 2015 Results

– Reports Core FFO of $0.20 per Diluted Share –

– Leases over 1 million square feet through the end of October –

– Raises Guidance for Full Year 2015 –

NEW YORK—November 5, 2015 – Paramount Group, Inc. (NYSE: PGRE) (the “Company”) today reported results for the quarter ended September 30, 2015.

Third Quarter Highlights:

•	Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $42.3 million, or $0.20 per diluted share, for the quarter ended September 30, 2015.

•	Leased 390,142 square feet at a weighted average initial rent of $80.97 per square foot, of which 325,217 square feet represents second generation space for which the Company achieved positive mark-to-markets of 13.4% on a cash basis and 8.8% on a GAAP basis.

•	On September 15, 2015, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.095 per share for the third quarter ended September 30, 2015, which was paid on October 15, 2015.

•	On September 16, 2015, the Company entered into forward starting interest rate swaps with an aggregate notional amount of $1.0 billion at a weighted average interest rate of 1.79% and a weighted average term of 5.9 years. The forward starting interest rate swaps were entered into in advance of the anticipated refinancing of mortgage debt at 1633 Broadway.

•	On September 30, 2015, Fund VIII (the Company’s debt fund), made a $40.0 million mezzanine loan secured by the equity interests in the owner of 1440 Broadway, a 751,546 square foot office and retail property located on the southeast corner of Broadway and 40th Street in Manhattan. The loan bears interest at LIBOR plus 600 bps, matures in October 2019 and has a one-year extension option.

Transactions Subsequent to the Third Quarter:

•	On October 1, 2015, the Company completed the previously announced acquisition of the remaining 35.8% ownership interest that it did not own in 31 West 52nd Street from its joint venture partner for $378 million, comprised of $230.0 million in cash and the assumption of $148.0 million of existing debt.

•	On October 29, 2015, Fund VII (the Company’s real estate equity fund) completed the previously announced acquisition of 670 Broadway, a 77,480 square foot creative office building in the NoHo submarket of Manhattan, for $112.0 million.

•	During October 2015, the Company leased an additional 260,829 square feet at 1633 Broadway, bringing total leased space for the portfolio in 2015 to 1,006,771 square feet.

Financial Results

Quarter Ended September 30, 2015

Net income attributable to common stockholders was $1.1 million, or $0.01 per diluted share, for the quarter ended September 30, 2015.

FFO attributable to common stockholders was $51.8 million, or $0.24 per diluted share. FFO attributable to common stockholders includes the impact of (i) unrealized gains on interest rate swaps, including the Company’s pro rata share of such gains of an unconsolidated joint venture and (ii) acquisition and transaction related costs. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders by $9.5 million, or $0.04 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of these items, was $42.3 million, or $0.20 per diluted share, for the quarter ended September 30, 2015.

Nine Months Ended September 30, 2015

Net loss attributable to common stockholders was $13.3 million, or $0.06 per diluted share, for the nine months ended September 30, 2015.

FFO attributable to common stockholders was $147.8 million, or $0.70 per diluted share. FFO attributable to common stockholders includes the impact of (i) unrealized gains on interest rate swaps, including the Company’s pro rata share of such gains of an unconsolidated joint venture, (ii) transfer taxes due in connection with the sale of shares by a former joint venture partner, (iii) acquisition and transaction related costs, (iv) a true-up in the income tax liability related to the Company’s predecessor and (v) severance costs. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders by $20.2 million, or $0.10 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of these items, was $127.6 million, or $0.60 per diluted share, for the nine months ended September 30, 2015.

Portfolio Operations

Quarter Ended September 30, 2015

During the third quarter, the Company leased 390,142 square feet at a weighted average initial rent of $80.97 per square foot. This leasing activity, offset by lease expirations during the quarter, decreased portfolio wide leased percentage by 190 basis points from June 30, 2015. Of the 390,142 square feet leased in the third quarter, 325,217 square feet represents second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 13.4% on a cash basis and 8.8% on a GAAP basis. The weighted average lease term for leases signed during the third quarter was 9.4 years and weighted average tenant improvements and leasing commissions on these leases were $7.66 per square foot per annum, or 9.5% of initial rent.

Nine Months Ended September 30, 2015

During the nine months ended September 30, 2015, the Company leased 745,942 square feet at a weighted average initial rent of $77.36 per square foot. Of 745,942 square feet leased during the nine months, 487,178 square feet represents second generation space for which the Company achieved positive mark-to-markets of 14.1% on a cash basis and 13.0% on a GAAP basis. The weighted average lease term for leases signed during the nine months was 11.0 years and weighted average tenant improvements and leasing commissions on these leases were $7.64 per square foot per annum, or 9.9% of initial rent.

Guidance

Based on the Company’s performance for the nine months ended September 30, 2015 and its outlook for the remainder of 2015, including the Company’s acquisition of the 35.8% joint venture interest in 31 West 52nd Street that it did not previously own, the Company is raising its Projected Core FFO Guidance for 2015 to a range of $0.80 to $0.82 per diluted share, from its prior range of $0.79 to $0.81 per diluted share. The Company is providing the following reconciliation of Projected Core FFO per diluted share to estimated net loss per diluted share in accordance with GAAP. The estimated net loss per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

For the Year Ending December 31, 2015:	Low	High
Estimated net loss attributable to common stockholders per diluted share	$(0.10)	$(0.08)
Pro rata share of real estate depreciation and amortization, including the Company’s share of unconsolidated joint ventures	1.00	1.00
Adjustments for non-core items[1]	(0.10)	(0.10)

Projected Core FFO per diluted share	$0.80	$0.82

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the straight lining of rental income and the amortization of above and below market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

[1]	Represents non-core items for the nine months ended September 30, 2015, which are summarized in this press release and the Company’s Supplemental Information for the quarter ended September 30, 2015, which is available on the Company’s website. The Company is not making projections for non-core items that may impact its financial results in the fourth quarter of 2015, which may include unrealized gains or losses on interest rate swaps, acquisition and transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts, (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items, including acquisition and transaction related costs and unrealized gains or losses on interest rate swaps, which we believe enhances the comparability of our FFO across periods.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended September 30, 2015, which is available on our website.

Investor Conference Call and Webcast

The Company will host a webcast and conference call at 10:00 a.m. Eastern Time on November 6, 2015, to discuss third quarter 2015 results. The number to call is 1-877-407-0789 (domestic) or 1-201-689-8562 (international). A live webcast will be available in the Investors section of the Company’s website. A replay of the conference call will be archived on the Company’s website and will be available through November 13, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 13621407.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Investor Relations:

212-492-2298

ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30, 2015	December 31, 2014
ASSETS:
Rental Property
Land	$2,042,071	$2,042,071
Buildings and improvements	5,567,789	5,488,168

	7,609,860	7,530,239
Accumulated depreciation and amortization	(202,105)	(81,050)

Rental Property, net	7,407,755	7,449,189
Real estate fund investments	336,393	323,387
Investments in unconsolidated joint ventures	6,537	5,749
Cash and cash equivalents	418,095	438,599
Restricted cash	92,696	55,728
Marketable securities	20,365	20,159
Deferred rent receivable	58,117	8,267
Accounts and other receivables, net	12,313	7,692
Deferred charges, net	54,467	39,165
Intangible assets, net	546,432	669,385
Other assets	33,636	13,121

Total Assets	$8,986,806	$9,030,441

LIABILITIES:
Mortgages and notes payable	$2,853,735	$2,852,287
Credit facility	—	—
Due to affiliates	27,299	27,299
Loans payable to noncontrolling interests	44,822	42,195
Accounts payable and accrued expenses	97,157	93,472
Dividends and distributions payable	25,066	—
Deferred income taxes	2,560	2,861
Interest rate swap liabilities	163,301	194,196
Intangible liabilities, net	193,042	219,228
Other liabilities	44,958	43,950

Total Liabilities	3,451,940	3,475,488
EQUITY:
Paramount Group, Inc. stockholders’ equity	3,855,843	3,910,862
Noncontrolling interests in consolidated joint ventures and funds	781,343	685,888
Noncontrolling interests in Operating Partnership	897,680	958,203

Total Equity	$5,534,866	$5,554,953

Total Liabilities and Equity	$8,986,806	$9,030,441

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share data)

	Quarter Ended September 30, 2015	Nine Months Ended September 30, 2015
REVENUES:
Property rentals	$127,176	$382,532
Straight-line rent adjustments	17,817	49,859
Amortization of below-market leases, net	1,477	3,239

Rental income	146,470	435,630
Tenant reimbursement income	14,405	39,956
Fee income	2,085	5,400
Other income	4,766	10,894

Total revenues	167,726	491,880
EXPENSES:
Operating	63,354	183,019
Depreciation and amortization	70,654	223,658
General and administrative	6,666	28,412
Acquisition and transaction related costs	485	9,832

Total expenses	141,159	444,921
Operating income	26,567	46,959
Income from real estate fund investments	10,933	30,226
Income from unconsolidated joint ventures	1,458	4,444
Unrealized gains on interest rate swaps	15,772	49,497
Interest and other income (loss), net	(1,763)	(397)
Interest and debt expense	(42,821)	(126,945)

Net income before income taxes	10,146	3,784
Income tax expense	(789)	(2,706)

Net income	9,357	1,078
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures and funds	(7,969)	(17,641)
Operating partnership	(272)	3,239

Net income (loss) attributable to common stockholders	$1,116	$(13,324)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.06)

Diluted	$0.01	$(0.06)

Weighted average common shares outstanding:
Basic	212,106,718	212,106,718

Diluted	212,108,079	212,106,718

Paramount Group, Inc.

Reconciliation of Net Income to Funds from Operations

and Core Funds from Operations

(Unaudited and in thousands, except share and per share data)

	Quarter Ended September 30, 2015	Nine Months Ended September 30, 2015
Reconciliation of net income to FFO and Core FFO:
Net income	$9,357	$1,078
Real estate depreciation and amortization	70,654	223,658
Pro rata share of real estate depreciation and amortization of unconsolidated joint ventures	1,512	4,518

FFO	81,523	229,254
Less FFO attributable to noncontrolling interests in consolidated joint ventures and funds	(17,094)	(45,497)

FFO attributable to Paramount Group Operating Partnership	64,429	183,757
Less FFO attributable to noncontrolling interests in Operating Partnership	(12,619)	(35,967)

FFO attributable to common stockholders	$51,810	$147,790

Per diluted share	$0.24	$0.70

FFO	$81,523	$229,254
Non-core (income) expense:
Transfer taxes due in connection with sale of shares by former joint venture partner	—	5,872
Acquisition and transaction related costs	485	3,960
Predecessor income tax true-up	—	721
Severance costs	—	3,315
Unrealized gains on interest rate swaps	(15,772)	(49,497)
Pro rata share of unrealized gains on interest rate swaps of an unconsolidated joint venture	(37)	(1,047)

Core FFO	66,199	192,578
Less Core FFO attributable to noncontrolling interests in consolidated joint ventures and funds	(13,560)	(33,916)

Core FFO attributable to Paramount Group Operating Partnership	52,639	158,662
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(10,309)	(31,054)

Core FFO attributable to common stockholders	$42,330	$127,608

Per diluted share	$0.20	$0.60

Paramount Group, Inc.

Reconciliation of Net Income to Funds from Operations

and Core Funds from Operations – continued

(Unaudited and in thousands, except share and per share data)

	Quarter Ended September 30, 2015	Nine Months Ended September 30, 2015
Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	212,106,718	212,106,718
Effect of dilutive securities	1,361	4,004

Denominator for FFO per diluted share	212,108,079	212,110,722